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                                                                   Exhibit 99(b)

PROXY                            ARIZONA BANK                            PROXY

                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

                             ________________, 1998

     The undersigned hereby appoints __________ and ____________, with or without the other, proxies, with full power of substitution, to vote all shares of common stock that the undersigned is entitled to vote at the Special Meeting of the Shareholders of Arizona Bank, to be held on ___________, November __, 1998, at ___________ a.m. local time at ________________ located at 120 North
Stone Avenue, Tucson, Arizona, and at all adjournments thereof as follows:

     (1) Approval and adoption of the Agreement and Plan of Merger, dated as of July 6, 1998, as amended, by and among Compass Bancshares, Inc., Compass Bank and Arizona Bank.

                    [ ] For      [ ] Against   [ ] Abstain

     (2) Approval and adoption of the Employment Agreement between Compass Bank and Mr. David T. C. Wright

                    [ ] For      [ ] Against   [ ] Abstain

     (3) Approval and adoption of the Confidentiality and Noncompetition Agreement between Compass Bank and Mr. David T. C. Wright

                    [ ] For      [ ] Against   [ ] Abstain

     (4) In their discretion, upon any other business which may properly come before said meeting.

                    [ ] Authority Withheld

     This Proxy will be voted as you specify above. If no specification is made, the Proxy will be voted FOR proposals (1), (2) and (3) above. Receipt of the Notice of Special Meeting of Shareholders and the Proxy Statement/Prospectus dated _______ __, 1998 is hereby acknowledged.

     THIS PROXY IS SOLICITED BY THE ARIZONA BANK BOARD OF DIRECTORS.

     PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

Please sign your name exactly as it appears below. Joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as it appears hereon. If held by a corporation, please sign in full corporate name by the president or other authorized officer. If held by a partnership, please sign in the partnership's name by an authorized partner or officer.

                              Dated                              , 1998
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                              Signature

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                              Signature, if held jointly, or office or
                               title held